UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 15, 2008, Martin A. Picciano has resigned his position as Senior Vice President and Chief Accounting Officer of the Company. Effective August 18, 2008, the Board of Directors has appointed Daniel C. O’Keefe (42) as Senior Vice President and Chief Accounting Officer of the Company. In this capacity, Mr. O’Keefe will serve as the Company’s Principal Accounting Officer. Mr. O’Keefe joined the Company on April 14, 2008 in a senior accounting role and has served in a variety of senior financial and accounting roles at Beazer Homes USA, Inc., RBS Lynk, and First Data, and was most recently Chief Accounting Officer for Ocwen Financial Corporation. Mr. O’Keefe is a Georgia Certified Public Accountant and received a Masters degree of Public Accountancy from Georgia State University.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: August 19, 2008	By:	/s/ Joseph C. Hyde
Joseph C. Hyde
Chief Financial Officer